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                                                                    EXHIBIT 16.1


                                                      December 31, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies/Gentlemen:

            We have read Item 4 of Form 8-K dated December 31, 1999, of iParty Corp. (the "Registrant") and are in agreement with the statements contained in
(i) the first sentence of the first paragraph in so far as it refers to us and
(ii) the second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                          Very truly yours,


                                          /s/ Richard A. Eisner & Company, LLP